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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of (a) our report dated March 20, 1998 (except for the second and third paragraphs of Note 10 as to which the date is March 27, 1998 and the fifth and sixth paragraphs of Note 10 as to which the dates are June 30, 1998 and July 1, 1998, respectively) with respect to the consolidated balance sheets of Raintree Resorts International, Inc. (formerly Club Regina Resorts, Inc.) and Subsidiaries as of December 31, 1997 and August 18, 1997 and the consolidated statements of operations, shareholders' investment and cash flows for the year ended December 31, 1997, for the period January 1, 1997 through August 18, 1997 and for the period August 19, 1997 through December 31, 1997; (b) our report dated March 20, 1998 (except for the first and second paragraphs of Note 6 as to which the date is March 27, 1998 and the last paragraph of Note 6 as to which the date is June 30, 1998) with respect to the consolidated balance sheets of CR Resorts Capital, S. de R.L. de C.V. as of December 31, 1997 and August 18, 1997 and the consolidated statements of income and retained earnings and cash flows for the period August 19, 1997 (inception) through December 31, 1997; (c) our report dated June 5, 1997 (except for Note 8 as to which the date is August 18, 1997) with respect to the consolidated statements of operations and cash flows of Desarrollos Turisticos Bancomer, S.A. de C.V. and Subsidiaries for the years ended December 31, 1995 and 1996; and (d) our report dated March 20, 1998 with respect to the consolidated statements of operations and cash flows of Desarrollos Turisiticos Bancomer, S.A. de C.V. and Subsidiaries for the period January 1, 1997 through August 18, 1997, all of which are included in Amendment No. 4 to the Registration Statement on Form S-4 of Raintree Resorts International, Inc. (formerly Club Regina Resorts, Inc.) and CR Resorts Capital,
S. de R.L. de C.V. for the registration of $100,000,000 13% Redeemable Senior Notes, Series B, due 2004.


Miami, Florida

July 1, 1998